UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2021

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective November 1, 2021, the Board of Directors (the “Board”) of Akebia Therapeutics, Inc. (the “Company”), upon recommendation from the Nominating and Corporate Governance Committee of the Board, increased the Board’s size from eight to nine directors and elected Ron Frieson as a Class I director. Mr. Frieson’s initial term is scheduled to expire at the Company’s 2024 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, resignation or removal. In connection with his election, the Board determined that Mr. Frieson is an “independent director” as that term is defined in Nasdaq Listing Rule 5605(a)(2). There are no arrangements or understandings between Mr. Frieson and any other person regarding his election to the Board and Mr. Frieson does not have a direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K. At the time of the election of Mr. Frieson, the Board had not made a determination regarding any committee assignments for Mr. Frieson.

Mr. Frieson is entitled to receive compensation pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Program (the “Program”) applicable to all of the Company’s non-employee directors. In accordance with the Program, Mr. Frieson is eligible to receive an annual cash retainer of $45,000 for serving on the Board and annual equity grants of (i) an option to purchase 20,100 shares of common stock, par value $0.00001 per share, of the Company (“Common Stock”) and (ii) 13,700 restricted stock units of the Company. In addition, in accordance with the Program, as a new non-employee director, on November 1, 2021, Mr. Frieson was granted an option to purchase 80,200 shares of Common Stock with an exercise price of $3.13 per share, equal to the closing price per share of Common Stock on The Nasdaq Global Market on the date of grant. Mr. Frieson will also have the same right to indemnification by the Company as granted to the Company’s other non-employee directors, and the Company will enter into an indemnification agreement with Mr. Frieson in substantially the same form entered into with the other members of the Company’s Board, a copy of which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: November 1, 2021	By:	/s/ John P. Butler
Name: John P. Butler Title: President and Chief Executive Officer